Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Statements

(Introductory Note)

The unaudited pro forma consolidated balance sheet as of December 31, 2014, and the unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2014, give effect to transactions by Diego Pellicer Worldwide, Inc., (“Diego Pellicer”) and Type 1 Media, Inc., (“Type1”) occurring in connection with the Merger and include (a) the recapitalization of Type1 and spin-off of pre-Merger assets and liabilities, and conversion of Diego Pellicer common into Type1 common stock which occurred on March 11, 2015, and are based on the historical financial statements of Diego Pellicer, as if those transactions occurred on December 31, 2014 for purposes of the pro forma consolidated balance sheet, and on the first day of the respective periods for purposes of the pro forma consolidated statement of operations.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and does not purport to represent what Diego Pellicer actual results of operations or financial position would have been had the transactions actually been completed on or at the beginning of the indicated periods, and is not indicative of future results of operations or financial condition.

The historical financial information of Diego Pellicer for the fiscal year ended December 31, 2014 have been derived from the audited financial statements for such period. The unaudited pro forma consolidated financial information should be read in conjunction with Diego Pellicer ’s audited consolidated financial statements and notes thereto. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

DIEGO PELLICER WORLDWIDE, INC.

Unaudited Pro Forma Balance Sheets

December 31, 2014

	Diego Pellicer	Type 1
	Worldwide, Inc.	Media, Inc.
	December 31, 2014	December 31, 2014	Adjustments	Consolidated
Assets

Current assets:
Cash and equivalents	$33,101	$25,473	$(25,473)	$33,101
Prepaid expenses	8,946	-	-	8,946
Total current assets	42,047	25,473	(25,473)	42,047
			-
Property and Equipment, net	253,990	1,548	(1,548)	253,990

Other assets:
Investment, at cost	525,567	-	-	525,567
Deposits	323,000	-	-	323,000
Total other assets	848,567	-	-	848,567

Total assets	$1,144,604	$27,021	$(27,021)	$1,144,604

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Accounts payable	$298,939	$65,178	(65,178)	$298,939
Accrued expenses - related party	124,333	16,025	(16,025)	124,333
Accrued Compensation	1,176,563	-	-	1,176,563
Deferred Revenue	53,000	-	-	53,000
Total current liabilities	1,652,835	81,203	(81,203)	1,652,835

Deferred revenue	424,000	-	-	424,000
Total Liabilities	2,076,835	81,203	(81,203)	2,158,038

Stockholders’ equity (deficiency):
Preferred stock	504	-	-	504
Common stock	1352	6	(6)	1,352
Additional paid-in capital	4,333,980	(1,778)	1,778	4,333,980
Treasury shares, at cost	(87,300)	-	-	(87,300)
Accumulated deficit	(5,180,767)	(52,410)	52,410	(5,180,767)
Total stockholders’ equity (deficiency)	(932,231)	(54,182)	54,182	(932,231)

Total liabilities and stockholders’ equity	$1,144,604	$27,021	$(27,021)	$1,171,625

DIEGO PELLICER WORLDWIDE, INC.

Unaudited Pro Forma Statements of Operations

December 31, 2014

	Diego Pellicer	Type 1
	Worldwide, Inc.	Media, Inc.
	December 31, 2014	December 31, 2014	Adjustments	Consolidated

Revenues	$48,567	$52,033	$(52,033)	$48,567

Operating Expenses (Net)	4,816,688	71,788	(71,788)	4,816,688

Other Income	-	4,092	(4,092)	-

Net Loss	$(4,768,121)	$(15,663)	$15,663	$(4,768,121)

Diego Pellicer Worldwide, Inc.

Notes to Pro Forma Financial Statements

(Unaudited)

Note 1 – INTRODUCTION

Merger

On March 11, 2015, Diego Pellicer Worldwide, Inc. (the “Company”) entered into a Share Exchange Agreement with Type 1 Media, Inc. (“Type 1”). This transaction was closed on March 11, 2015, and each issued and outstanding share of common stock of Type 1 was exchanged for one share of Diego Pellicer Worldwide, Inc.

Pursuant to the share exchange:

●	Each issued and outstanding share of common stock, par value $0.0001 per share, of Type 1 Media, Inc. will be converted into one share of Diego Pellicer Worldwide, Inc. (“DPWW”) common stock, $0.0001 par value per share (“DPWW Common Stock” or “DPWW Shares”)

The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse merger and recapitalization. Type 1 was the acquirer for financial reporting purposes and the Company was the acquired company.

Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange were those of Diego Pellicer Worldwide, Inc. and was recorded at its historical cost basis; and the consolidated financial statements after completion of the Share Exchange included the assets and liabilities of the Company and Type 1 Media Inc. historical operations of Type 1 Media Inc. and operations of the Company from the closing date of the Share Exchange

In connection with the Share Exchange, all share and per share amounts have been retroactively restated to the earliest period presented.

Note 2 - PRO FORMA PRESENTATION

General

The following unaudited pro forma combined balance sheets and income statements are based on historical financial statements of Type 1 Media Inc. as if the transaction had occurred during the period ended December 31, 2014, the date of accounting acquirer’s most recent period end.

The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

For pro forma purposes:

●	The unaudited Pro Forma Combined Balance Sheets as of December 31, 2014 of the companies give effect to the transaction as if it had occurred at the beginning of the most recent year/period ended; and

●	The unaudited Pro Forma Combined Statements of Operations for the period ended December 31, 2014 combines the income statements of the companies for the indicated periods, giving effect to the transaction as if it had occurred at the beginning of those periods.

These unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the separate audited financial statements of Type 1 Media Inc. as of and for the year ended December 31, 2014.